FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (the “Company”), a New York life insurance company, Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Fund”), each an open-end management investment company organized under the laws of the State of Maryland, Hartford Funds Management Company, LLC (the “Adviser”), a Delaware limited liability company, Hartford Funds Distributors, LLC (the “Distributor”), a Delaware limited liability company, Hartford Administrative Services Company (the “Transfer Agent”) a Minnesota corporation, entered into a certain participation agreement dated April 21, 2014 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 3/7/2023, 20    , by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund, the Adviser, the Distributor and the Transfer Agent (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from AXA Equitable Life Insurance Company to Equitable Financial Life Insurance Company;

WHEREAS, the Parties wish to add Equitable Financial Life Insurance Company of America (“Equitable America”) to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Equitable America is hereby added as Party to the Agreement; and

2.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Managing Director
Date:	3/6/2023 | 11:23 AM EST

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	3/6/2023 | 11:23 AM EST

The Fund:
Hartford Series Fund, Inc.

By:
Print Name:	Vernon J. Meyer
Title:	Vice President
Date:	3/7/2023

The Fund:
Hartford HLS Series Fund II, Inc.

By:
Print Name:	Vernon J. Meyer
Title:	Vice President
Date:	3/7/2023

The Adviser:
Hartford Funds Management Company, LLC

By:
Print Name:	Gregory Frost
Title:	CFO
Date:	3/7/2023

The Distributor:
Hartford Funds Distributors, LLC

By:
Print Name:	Gregory Frost
Title:	CFO
Date:	3/7/2023

The Transfer Agent:
Hartford Administrative Services Company

By:
Print Name:	Gregory Frost
Title:	CFO
Date:	3/7/2023

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A	All Contracts
Separate Account FP	All Contracts
Separate Account I	All Contracts
Separate Account No. 45	All Contracts
Separate Account No. 49	All Contracts
Separate Account No. 65	All Contracts
Separate Account No. 66	All Contracts
Separate Account No. 70	All Contracts
Separate Account No. 206	All Contracts
Separate Account No. 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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